EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his capacity as Interim CFO of Conduit Pharmaceuticals Inc. (the “Company”) that, to the best of his knowledge:

(i)	the Annual Report for the year ended December 31, 2024 of the Company on Form 10-K (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: March 28, 2025	By:	/s/ James Bligh
James Bligh
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.